As filed with the Securities and Exchange Commission on July 11, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HOOKIPA PHARMA INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	81-5395687 (I.R.S. Employer Identification Number)
350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York 10118
+43 1 890 63 60
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Joern Aldag
Chief Executive Officer
HOOKIPA Pharma Inc.
350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York 10118
+43 1 890 63 60
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert E. Puopolo, Esq.
Seo Salimi, Esq.
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
(617) 570-1000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The information contained in this prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, Dated July 11, 2022
PROSPECTUS
HOOKIPA Pharma Inc.
1,666,666 Shares of Common Stock
Offered by the Selling Stockholder

This prospectus relates to the proposed resale or other disposition by the selling stockholder identified in this prospectus of up to an aggregate of 1,666,666 shares of common stock, par value $0.0001 per share, of HOOKIPA Pharma Inc., of which 1,666,666 shares are presently issued and outstanding. The shares being offered were issued and sold to Gilead Sciences, Inc., or Gilead, in a private placement, or the 2022 Private Placement, which closed on February 15, 2022. We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the selling stockholder.
We have agreed, pursuant to a registration rights agreement that we have entered into with the selling stockholder, to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholder will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of these shares of our common stock.
The selling stockholder may sell the shares of common stock on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the selling stockholder may sell or otherwise dispose of its shares of common stock hereunder.
The selling stockholder may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling stockholder may sell its shares of common stock hereunder following the effective date of the registration statement of which this prospectus forms a part.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “HOOK.” On July 8, 2022, the last reported sale price of our common stock on The Nasdaq Global Select Market was $1.87 per share.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 8 of this prospectus and in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2022.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholder may, from time to time, sell the shares of common stock described in this prospectus in one or more offerings.
Neither we, nor the selling stockholder, have authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. The selling stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.”
When we refer to “HOOKIPA,” “we,” “our,” “us” and the “Company” in this prospectus, we mean HOOKIPA Pharma Inc., unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section “Risk Factors.”
This prospectus contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
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our expectations related to the use of proceeds from this offering;

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the success, cost and timing of our product development activities and clinical trials;

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the timing, scope or likelihood of regulatory filings and approvals, including timing of Investigational New Drug Application and Biological Licensing Application filings for our current and future product candidates, and final U.S. Food and Drug Administration, European Medicines Agency or other foreign regulatory authority approval of our current and future product candidates;

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our ability to develop and advance our current product candidates and programs into, and successfully complete, clinical studies;

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our manufacturing, commercialization and marketing capabilities and strategy;

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the potential benefits of and our ability to maintain our collaboration with Gilead, and establish or maintain future collaborations or strategic relationships or obtain additional funding;

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the rate and degree of market acceptance and clinical utility of our current and future product candidates;

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our intellectual property position, including the scope of protection we are able to establish and maintain for intellectual property rights covering our non-replicating and replicating technologies and the product candidates based on these technologies, the validity of intellectual property rights held by third parties, and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;

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our ability to successfully identify and enter into collaborations to advance the breadth of our programs, and the commercial success of any such collaboration;

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future agreements with third parties in connection with the commercialization of our product candidates and any other approved product;

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regulatory developments in the United States and foreign countries;

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the effects of the ongoing coronavirus pandemic on business and operations;

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competitive companies, technologies and our industry and the success of competing therapies that are or may become available;

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our ability to attract and retain key scientific or management personnel;

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our ability to obtain funding for our operations, including funding necessary to complete further development and commercialization of our product candidates;

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the accuracy of our estimates of our annual total addressable market, future revenue, expenses, capital requirements and needs for additional financing;

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our expectations about market trends; and

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our expectations regarding the period during which we qualify as an emerging growth company under the Jumpstart Our Business Startups Act, or the JOBS Act, enacted in April 2012, as amended.

We have included important factors in the cautionary statements included in this prospectus and the documents we incorporate by reference herein, particularly in the “Risk Factors” sections of these documents, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. No forward-looking statement is a guarantee of future performance.
You should read this prospectus and the documents that we incorporate by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements in this prospectus and the documents we incorporate by reference herein represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

THE COMPANY
Company Overview
We are a clinical-stage biopharmaceutical company developing a new class of immunotherapeutics based on our proprietary arenavirus platform that is designed to target and amplify T cell immune responses to disease. We believe that our technologies can meaningfully leverage the human immune system for prophylactic and therapeutic purposes by inducing CD8+ T cell response levels previously not achieved by other immunotherapy approaches.
We are building a proprietary immuno-oncology pipeline by targeting oncoviral cancer antigens, self-antigens and next-generation antigens. Our oncology portfolio includes three disclosed programs, HB-200, HB-300, and HB-700, which all use our replicating technology. HB-200 is in clinical development for the treatment of Human Papillomavirus 16-positive cancers, or HPV16+, in an ongoing Phase 1/2 clinical trial. HB-300 is in development for the treatment of prostate cancer and expected to move into the clinic after our planned third quarter 2022 filing of an investigational new drug application filing. HB-700 is our newest asset in preclinical development for treatment of KRAS mutated cancers, including, lung, colorectal and pancreatic cancers.
Our HB-200 program is comprised of HB-201 single vector therapy and HB-201/HB-202 two vector therapy. Both therapies have been evaluated in Phase 1 portion of the study, and Phase 2 is ongoing, evaluating HB-202/HB-201 alone in the post standard of care setting and in combination with pembrolizumab in 1st line and 2nd plus line settings. In November 2021, we announced interim data from our Phase 1 portion of the study, showing promising anti-tumor activity against advanced/metastatic HPV16+ cancers and favorable tolerability. In June 2022, we announced Phase 1 results, showing superior immune response generated by alternating two-vector therapy. Data demonstrated responses and stable disease in head and neck cancer patients who failed prior standard of care therapy.
In September 2021, we entered into a clinical collaboration with Merck & Co., Inc. to evaluate the combination of HB-200 and Merck & Co., Inc’s anti-PD-1 therapy, KEYTRUDA® (pembrolizumab) in a separate randomized Phase 2 trial. In January 2022, we dosed the first patient with a combination of HB-201 and pembrolizumab for the treatment of first line advanced/metastatic HPV16+ HNSCC in the Phase 2 expansion portion of the ongoing Phase 1/2 trial.
Our non-replicating prophylactic Cytomegalovirus, or CMV, vaccine candidate, HB-101, is a potential first in-class compound in a Phase 2 clinical trial for patients awaiting kidney transplantation. In November 2021, we reported safety, immunogenicity and efficacy data, whereby the three-dose schedule of HB-101 pre-transplantation showed a trend of reducing incidence of CMV viremia and antiviral use. The trial will continue to follow patients currently on-study with final top-line data readout in the first half of 2023. We have decided to pursue HB-101 further only if we are able to partner the program with a collaborator, thereby enabling greater strategic focus on the immuno-oncology programs.
We entered into a collaboration and licensing agreement with Gilead in June 2018 to research arenavirus functional cures for HIV and chronic Hepatitis B infections. In February 2022, we signed an amended and restated collaboration and licensing agreement which revised the terms only for the HIV program, whereby we will take on development responsibilities for the HIV program candidate through a Phase 1b clinical trial. Please see below for more information relating to this agreement with Gilead.
Stock Purchase Agreement
On February 15, 2022, the Effective Date, we entered into a Stock Purchase Agreement, the Stock Purchase Agreement, with Gilead. Pursuant to, and subject to the terms and conditions of, the Stock Purchase Agreement, Gilead is required, at our option, to purchase up to $35,000,000 of our common stock, the proceeds of which we intend to use to fund additional research and development activities of our HIV program. On the Effective Date, Gilead purchased an initial amount of 1,666,666 unregistered shares of our common stock in exchange for approximately $5.0 million at a purchase price per share equal to $3.00. Pursuant to the terms of the Stock Purchase Agreement, we may require Gilead to purchase the balance of the $30.0 million of common stock in two subsequent purchases. If we exercise our right to require

Gilead to purchase such balance, the purchase price per share of the first subsequent purchase shall be equal to (a) the VWAP Purchase Price (as defined in the Stock Purchase Agreement), calculated at the date we exercise our right to require Gilead to purchase shares, plus (b) a premium of 30% on the VWAP Purchase Price, and the purchase price per share of the second subsequent purchase shall be equal to the VWAP Purchase Price, calculated at the date the Company exercises its right to require Gilead to purchase shares. Our ability to sell shares of our common stock to Gilead is subject to specified limitations, including compliance with Nasdaq Rule 5635(d) and continued compliance with the Nasdaq listing rules. The Stock Purchase Agreement also prohibits Gilead from purchasing shares of our common stock if such purchase would result in Gilead being a beneficial owner of more than 19.9% of the total number of our then-issued and outstanding shares of common stock.
The Stock Purchase Agreement may be terminated (1) by Gilead (a) any time an Event of Default (as defined in the Stock Purchase Agreement) exists or (b) if we suspend, terminate or otherwise cease to perform our obligations under the HIV Development Plan (as defined in the Stock Purchase Agreement); (2) automatically if Gilead exercises its Option pursuant to the Restated Collaboration Agreement (both as defined below); (3) by us for any reason; (4) automatically on the date that we sell and Gilead purchases the full $35.0 million of common stock; or (5) automatically on December 31, 2023.
Pursuant to the terms of the Stock Purchase Agreement, we and Gilead agreed to enter into a registration rights agreement within two months following the Effective Date, obligating us to file a registration statement on Form S-3 to register for resale the initial 1,666,666 shares of common stock issued to Gilead within six months of the issuance on the Effective Date and thereafter within four months of any additional purchases of common stock by Gilead.
Corporate Information
We were originally incorporated as Hookipa Biotech AG under the laws of Austria in 2011. In February 2017, we reorganized to become a corporation under the laws of the State of Delaware as Hookipa Biotech, Inc., which was a fully-owned subsidiary of Hookipa Biotech AG. In June 2018, Hookipa Biotech, Inc. changed its name to HOOKIPA Pharma Inc. and acquired all of the shares of Hookipa Biotech AG, now Hookipa Biotech GmbH.
Our principal executive offices are located at 350 Fifth Avenue, 72nd Floor, Suite 7240, New York, New York 10118 and our telephone number is +43 1 890 63 60. Our website address is www.hookipapharma.com. The reference to our website is an inactive textual reference only and information contained in, or that can be assessed through, our website is not part of this prospectus supplement.
Implications of Being an Emerging Growth Company and Smaller Reporting Company
We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including not being required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and any golden parachute payments not previously approved. In particular, in this prospectus, we have not included or incorporated by reference all of the executive compensation-related information that would be required if we were not an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.
We will remain an emerging growth company until the earlier to occur of (1) the last day of the fiscal year (a) following April 18, 2024, (b) in which we have total annual gross revenues of at least $1.07 billion or (c) in which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of delayed adoption of new or revised accounting standards and, therefore, we will be subject to the same requirements to adopt new or revised accounting standards as other public companies that are not emerging growth companies.
We are also a “smaller reporting company” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING
Common Stock Offered by the Selling Stockholder
1,666,666 shares of common stock
Use of Proceeds
We will not receive any proceeds from the sale of the common stock covered by this prospectus.
Nasdaq Capital Market
Symbol
HOOK
Offering Price
The selling stockholder will offer the shares of common stock offered by this prospectus at the prevailing market prices or a privately negotiated price.
Risk Factors
You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Quarterly Report on Form 10-Q and our most recent Annual Report on Form 10-K and in any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
USE OF PROCEEDS
We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling stockholder will receive all of the proceeds from this offering.
The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares of common stock covered by prospectus. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDER
This prospectus covers the resale or other disposition from time to time by the selling stockholder identified in the table below of up to an aggregate of 1,666,666 shares of our common stock, which consists of 1,666,666 shares of our common stock issued and sold to Gilead in connection with the 2022 Private Placement.
On the Effective Date, we entered into the Stock Purchase Agreement, pursuant to which Gilead is required, at our option, to purchase up to $35,000,000 of our common stock. On the Effective Date, Gilead purchased an initial amount of 1,666,666 unregistered shares of our common stock in exchange for approximately $5.0 million at a purchase price per share equal to $3.00. Pursuant to the terms of the Stock Purchase Agreement, we may require Gilead to purchase the balance of the $30.0 million of common stock in two subsequent purchases. If we exercise our right to require Gilead to purchase such balance, the purchase price per share of the first subsequent purchase shall be equal to (a) the VWAP Purchase Price (as defined in the Stock Purchase Agreement), calculated at the date we exercise our right to require Gilead to purchase shares, plus (b) a premium of 30% on the VWAP Purchase Price, and the purchase price per share of the second subsequent purchase shall be equal to the VWAP Purchase Price, calculated at the date the Company exercises its right to require Gilead to purchase shares. Our ability to sell shares of our common stock to Gilead is subject to specified limitations, including compliance with Nasdaq Rule 5635(d) and continued compliance with the Nasdaq listing rules. The Stock Purchase Agreement also prohibits Gilead from purchasing shares of our common stock if such purchase would result in Gilead being a beneficial owner of more than 19.9% of the total number of our then-issued and outstanding shares of common stock.
This prospectus covers the resale or other disposition by the selling stockholder or its transferees of up to the total number of shares of common stock issued to the selling stockholder pursuant to the Stock Purchase Agreement. Throughout this prospectus, when we refer to the selling stockholder, we are referring to the purchaser under the Stock Purchase Agreement.
We are registering the above-referenced shares to permit the selling stockholder and its pledgees, donees, transferees or other successors-in-interest that receive its shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” herein.
Except as otherwise disclosed herein, the selling stockholder does not have, and within the past three years has not had, any position, office or other material relationship with us.
The following table sets forth the name of the selling stockholder, the number of shares owned by the selling stockholder, the number of shares that may be offered under this prospectus and the number of shares of our common stock owned by the selling stockholder assuming all of the shares registered for resale hereby are sold. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholder.
The information set forth below is based upon information obtained from the selling stockholder and upon information in our possession regarding the issuance of shares of common stock and warrants to the selling stockholder in connection with the 2022 Private Placement. The percentages of shares owned after the offering are based on 50,884,796 shares of our common stock outstanding as of June 30, 2022, including the shares of common stock registered for resale hereby.
Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering(1)	Number of Shares Being Offered	Shares of Common Stock Beneficially Owned After Offering(2)
			Number	Percent
Gilead Sciences, Inc.(3)	3,759,465	1,666,666	2,092,799	4.11

(1)
“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that are currently exercisable or exercisable within 60 days of July 11, 2022.
(2)
Assumes that all shares being registered in this prospectus are resold to third parties and that the selling stockholder sells all shares of common stock registered under this prospectus held by such selling stockholder.

(3)
Consists of 3,759,465 shares of common stock. The address for Gilead is 333 Lakeside Drive, Foster City, California, 94404.

Relationship with the Selling Stockholder
In addition to the Stock Purchase Agreement, on June 17, 2022, in connection with the 2022 Private Placement, we entered into a registration rights agreement with the selling stockholder, or the Registration Rights Agreement.
Registration Rights Agreement
Pursuant to the Registration Rights Agreement with the selling stockholder, we agreed to prepare and file with the SEC a registration statement that permits the resale of the selling stockholder’s shares and, subject to certain exceptions, use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part continuously effective under the Securities Act until the earlier of (i) such time as all of the Registrable Securities (as defined in the Registration Rights Agreement) covered by such registration statement have been publicly sold by the selling stockholder and (ii) the date on which the selling stockholder ceases to hold Registrable Securities.
We have also agreed, among other things, to indemnify the selling stockholder and its officers, directors, members, employees and agents, successors and assigns under the registration statement from certain liabilities and to pay all fees and expenses (excluding any legal fees of the selling stockholder, and any underwriting discounts and selling commissions) incident to our obligations under the Registration Rights Agreement.
Gilead Collaboration Agreement and Stock Purchase Agreement
Overview
On June 4, 2018, we entered into a Research Collaboration and License Agreement, or the Collaboration Agreement, with Gilead to collaborate on preclinical research programs to evaluate potential vaccine products using or incorporating our replicating and non-replicating technology platforms for the treatment, cure, diagnosis or prevention of Hepatitis B Virus, or HBV, or HIV, which we refer to, collectively, as the Field.
Pursuant to the Collaboration Agreement, we granted Gilead an exclusive (even as to us and our affiliates), worldwide, royalty-bearing license to our knowhow and our owned and in-licensed patent rights (including those patent rights in-licensed from the University of Geneva, the University of Basel and the University of Zurich) that are necessary or reasonably useful for researching, developing, manufacturing or commercializing products that contain a vaccine that uses our replicating or non-replicating technology platforms for expressing one or more HIV or Hepatitis B Virus antigens, which foregoing knowhow and patent rights we refer to as the Licensed Technology (and each such product a Licensed Product), for the purpose of researching, developing, manufacturing and commercializing Licensed Products for uses in the Field.
Pursuant to the Collaboration Agreement, we will own all new intellectual property conceived or created out of the activities conducted under the Collaboration Agreement that specifically relate to the replicating and non-replicating technology platforms. Gilead will own all other intellectual property rights conceived or created out of the activities conducted under the Collaboration Agreement.
On February 15, 2022, we entered into an Amended and Restated Research Collaboration and License Agreement restating the Collaboration Agreement, which altered key aspects of the collaboration pertaining to the HIV therapeutic. Specifically, we assumed responsibility for advancing the HIV program through to the end of a Phase 1b clinical program, and Gilead retains an exclusive right, the Option, for further development thereafter. Pursuant to the Option, Gilead has the exclusive right to take back the development rights for such HIV program candidates and to further research, develop and commercialize such candidates in accordance with the terms and conditions of the Restated Collaboration Agreement. Gilead may exercise the Option at any time, but no later than 60 days after the receipt of a data package containing preclinical, clinical, chemistry and manufacturing control, regulatory and other data specified by the Restated Collaboration Agreement in return for an option exercise fee of $10.0 million.
If the Option is not exercised by Gilead during the term of the Option, or if Gilead provides written notice to us of its intention not to exercise the Option, then the terms of the Restated Collaboration Agreement will be deemed terminated with respect to the HIV Development Plan and HIV Licensed Products (each as defined in the Restated Collaboration Agreement), and the Field and rights granted under the Restated Collaboration Agreement will be limited to the HBV indication. Furthermore, if the Option expires or is terminated, the non-competition and right of first negotiation terms contained in the Restated Collaboration Agreement and summarized below will not be applicable to the development for HIV indications. In the event the Option is not exercised, we and Gilead will work in good faith to enter into a license agreement pursuant to which Gilead will grant us a milestone and/or royalty-bearing license under certain Gilead-owned intellectual property necessary or reasonably useful to allow us to research, develop, manufacture and commercialize HIV product candidates as of the date on which the Option is declined.
Financial support from Gilead to us includes a $15.0 million non-refundable initiation fee and $35.0 million equity commitment pursuant to the Stock Purchase Agreement.
Governance
The development of the programs governed by the Restated Collaboration Agreement is overseen by a six member joint steering committee, or the JSC, comprised of three representatives from each of us and Gilead. The JSC will oversee the activities carried out pursuant to the Restated Collaboration Agreement, including settling disputes arising under the Restated Collaboration Agreement, and approving a Licensed Product as being ready for development. Similarly, the Restated Collaboration Agreement establishes a four member joint development committee, or the JDC, to oversee HIV development activities.
Research on Hepatitis B Virus and HIV Products
Under the Restated Collaboration Agreement, we are responsible for manufacturing and supplying to Gilead Lymphocytic Choriomeningitis Virus and Pichinde Virus based vectors expressing one or more Hepatitis B Virus antigens to the extent necessary for both us and Gilead to carry out our respective research activities under the research plans. These research plans are largely completed and both programs have advanced to development stage.
Development and Commercialization of Products
Pursuant to the Restated Collaboration Agreement, Gilead is solely responsible for conducting the development activities, including all regulatory filings, at its expense for any product arising from the Restated Collaboration Agreement designated for development by Gilead and approved by the JSC with respect to the HBV product candidates and we are responsible for conducting development activities for the HIV product candidates through the end of a Phase 1b study. If Gilead exercises the Option for the HIV product candidates, Gilead will be solely responsible for further (post Phase 1b) development activities of the HIV product candidates. Gilead is also solely responsible, at its expense, for the manufacture and commercialization of any HBV Licensed Product developed and commercialized under the Restated Collaboration Agreement, and if the Option is exercised, it will be responsible, at its expense, for the manufacture and commercialization of any HIV Licensed Product.
Non-Compete
We may not, directly or indirectly, conduct, participate in or fund any research, development, manufacture or commercialization of, or with respect to, products utilizing arenavirus-based vectors for the treatment, cure, diagnosis or prevention of Hepatitis B Virus or HIV, except for the activities we are expressly permitted to perform under the Restated Collaboration Agreement. If the Option expires or is terminated, the non-competition terms contained in the Restated Collaboration Agreement shall not be applicable to the development for HIV indications.
Right of First Negotiation
Pursuant to the Restated Collaboration Agreement, in the event we offer a license or other rights to the Licensed Technology to a third party to research, develop, manufacture or commercialize a Licensed Product outside of the Field before June 4, 2028, we are required to offer Gilead a right of first negotiation for the same rights to the Licensed Technology in such field offered to the third party. If the Option expires or is terminated, the right of first negotiation terms contained in the Restated Collaboration Agreement will not be applicable to the development for HIV indications.
Financial Terms
Since the execution of the Collaboration Agreement, Gilead paid us a one-time upfront fee of $10.0 million and we received $16.2 million in milestone payments for the achievement of preclinical research milestones, including a $4.0 million milestone payment in January 2022 for the initiation of IND enabling studies for the HIV program.
Upon execution of the Restated Collaboration Agreement, we became entitled to a program initiation fee of $15.0 million. In addition, we are eligible for up to $140.0 million in developmental milestone payments for the HBV program and $50.0 million in commercialization milestone payments for the HBV program. If Gilead exercises the Option, we are eligible for up to a further $167.5 million in developmental milestone payments for the HIV program, inclusive of the $10.0 million program completion fee payable upon Option exercise, and $65.0 million in commercialization milestone payments for the HIV program. Upon the commercialization of a Licensed Product, if ever, we are eligible to receive tiered royalties of a high-single-digit to mid-teens percentage on the worldwide net sales of each HBV Licensed Product, and royalties of a mid-single-digit to 10% of worldwide net sales of each HIV Licensed Product, if the Option is exercised. The royalty payments are subject to reduction under specified conditions set forth in the Restated Collaboration Agreement. In addition, Gilead is obligated to pay us for all out-of-pocket costs actually incurred by us in connection with the HBV program, including CMO-related costs, to the extent contemplated under the research plans and research budget. In December 2019, Gilead agreed to expand the reimbursement for our resources allocated to the collaboration.
Termination
Either party may terminate the Restated Collaboration Agreement for the uncured breach of the other party and upon the other party filing for bankruptcy, reorganization, liquidation or receivership proceedings. On a program-by-program basis, at any time after the expiration or termination of the collaboration term for such program, Gilead may terminate the Restated Collaboration Agreement with respect to such program or on a product-by-product or a country-by-country basis upon prior written notice. If the Restated Collaboration Agreement is not otherwise terminated prior to the expiration of the last to expire royalty term, upon such expiration the license granted to Gilead will continue in effect, but will be fully paid-up, royalty free, perpetual and irrevocable.
Supply Agreement
In December 2020, we entered into a Clinical Supply Agreement with Gilead. Under the terms of the Clinical Supply Agreement, we will provide Gilead with drug product for use in proof-of-concept clinical trials associated with the Licensed Products designated under the Restated Collaboration Agreement. We will receive reimbursement at an agreed cost in accordance with the terms of the Restated Collaboration Agreement. Clinical supply of a potential Phase 3 clinical trial will be governed by a separate supply agreement.

PLAN OF DISTRIBUTION
The selling stockholder and any of its pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholder may use one or more of the following methods when disposing of the shares or interests therein:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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through brokers, dealers or underwriters that may act solely as agents;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

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broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

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a combination of any such methods of disposition; and

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any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 or Rule 904 under the Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus.
Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.
The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
Upon being notified in writing by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of the shares of common stock, the selling stockholder may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.
We have advised the selling stockholder that it is required to comply with Regulation M promulgated under the Exchange Act during such time as it may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.
The aggregate proceeds to the selling stockholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.
We have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the Registrable Securities (as defined in the Registration Rights Agreement) covered by such registration statement have been publicly sold by the selling stockholder and (ii) the date on which the selling stockholder ceases to hold Registrable Securities.

LEGAL MATTERS
The validity of the common stock being offered by this prospectus has been passed upon for us by Goodwin Procter LLP.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report (which contains an emphasis of matter paragraph relating to the Company’s requirement for additional financing to fund future operations as described in Note 2 to the financial statements) of PwC Wirtschaftsprufung GmbH, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PwC Wirtschaftsprufung GmbH is a member of the Austrian Chamber of Tax Advisors and Public Accountants (Kammer der Steuerberater und Wirtschaftsprufer).

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
Our website address is www.hookipapharma.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
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Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 24, 2022, and our Amendment to our Annual Report on Form 10-K/A, filed with the SEC on May 2, 2022;

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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 16, 2022;

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Our Current Reports on Form 8-K filed with the SEC on February 1, 2022, February 15, 2022 (as amended by the Current Report on Form 8-K/A filed on March 1, 2022), March 1, 2022, March 3, 2022, April, 20, 2022, May 2, 2022, June 6, 2022, June 22, 2022, and July 1, 2022; and

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The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 15, 2019, and any amendment or report filed with the SEC for the purpose of updating the description.

These documents may also be accessed on our website at www.hookipapharma.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
HOOKIPA Pharma Inc.
350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York 10118
+43 1 890 63 60
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.
SEC registration fee	$249.52
Legal fees and expenses	75,000.00
Accounting fees and expenses(1)	26,022.50
Printing and miscellaneous expenses	7,500.00
Total	$108,772.02

(1)
The Accounting fees and expenses incurred by PwC Wirtschaftsprüfung GmbH in connection with the securities being registered hereby have been converted to USD at exchange rate valid on July 1, 2022, based on the exchange rate published by the Federal Reserve Bank.

Item 15.   Indemnification of Directors and Officers
Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Our restated certificate of incorporation provides that to the fullest extent permitted by the DGCL, none of our directors shall be liable to our company or our stockholders for monetary damages arising from a breach of fiduciary duty owed to our company or our stockholders. In addition, our amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.
We have entered into indemnification agreements with each of our directors and executive officers in which we have agreed to indemnify, defend and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of our company or our subsidiaries.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our restated certificate of incorporation, our amended and restated bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.
We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.
We have purchased and intend to maintain insurance on behalf of HOOKIPA and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.
Item 16.   Exhibits
Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of HOOKIPA Pharma Inc., dated April 23, 2019 (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K (File No. 001-38869), filed with the SEC on March 24, 2022).
3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of HOOKIPA Pharma Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 1, 2022 (File No. 001-38869) and incorporated herein by reference)
3.3	Amended and Restated Bylaws of HOOKIPA Pharma Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K (File No. 001-38869), filed with the SEC on April 23, 2019).
4.1	Form of Specimen Certificate Representing Common Stock (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-230451), filed with the SEC on April 8, 2019).
4.2	Stock Purchase Agreement, dated February 15, 2022, by and among HOOKIPA Pharma Inc. and Gilead Sciences, Inc. (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K (File No. 001-38869), filed with the SEC on February 15, 2022).

Exhibit Number	Description
4.3	Registration Rights Agreement, dated June 17, 2022, by and among HOOKIPA Pharma Inc. and Gilead Sciences, Inc. (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K (File No. 001-38869), filed with the SEC on June 22, 2022).
5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
23.2*	Consent of PwC Wirtschaftsprüfung GmbH, independent registered public accounting firm.
24.1*	Powers of Attorney (incorporated by reference to the signature page hereto).
107*	Filing Fee Table

*
Filed herewith.

Item 17.   Undertakings
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided , however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 11, 2022.
HOOKIPA PHARMA INC.
By:
/s/ Joern Aldag

Joern Aldag
Chief Executive Officer
POWER OF ATTORNEY
We, the undersigned directors and officers of HOOKIPA Pharma Inc. (the “Company”), hereby severally constitute and appoint Joern Aldag and Reinhard Kandera, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
SIGNATURE	TITLE	DATE
/s/ Joern Aldag Joern Aldag	Chief Executive Officer and Director (Principal Executive Officer)	July 11, 2022
/s/ Reinhard Kandera Reinhard Kandera	Chief Financial Officer and Director (Principal Financial Officer)	July 11, 2022
/s/ Jan van de Winkel, Ph.D. Jan van de Winkel, Ph.D.	Chairman of the Board	July 11, 2022
/s/ Michael A. Kelly Michael A. Kelly	Director	July 11, 2022
/s/ David Kaufman David Kaufman	Director	July 11, 2022
/s/ Julie O’Neill Julie O’Neill	Director	July 11, 2022
/s/ Timothy Reilly, Ph.D. Timothy Reilly, Ph.D.	Director	July 11, 2022